UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2007, the Board of Directors of T Bancshares, Inc. (the “Company”) approved an amendment to extend the expiration date of its initial shareholder warrants (the “Warrants”) to 2:00 p.m., Dallas, Texas time on the earlier of (i) May 2, 2009, or (ii) the occurrence of certain regulatory action, as specified in the warrant agreement. Each Warrant entitles the holder thereof, upon exercise, to purchase one share of the Company’s common stock at a price of $12.50 per share. The Warrants were previously scheduled to expire at 2:00 p.m., Dallas, Texas time on the earlier of (i) November 2, 2007 or (ii) the occurrence of certain regulatory action, as specified in the warrant agreement.

Item 3.03 Material Modification to Rights of Security Holders.

As described above, on October 11, 2007, the Board of Directors of the Company extended the expiration date of the its initial shareholder warrants to 2:00 p.m., Dallas, Texas time on the earlier of (i) May 2, 2009, or (ii) the occurrence of certain regulatory action, as specified in the warrant agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 10.1	First Amendment to the Warrant Agreement, dated October 11, 2007.

Exhibit 10.2	First Amendment to the Form of Warrant Certificate, dated October 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: October 11, 2007	By:	/s/ Patrick G. Adams
Patrick G. Adams
President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Warrant Agreement, dated October 11, 2007.

10.2	First Amendment to the Form of Warrant Certificate, dated October 11, 2007.